Exhibit 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made as of February 9, 2010, by and among Worldwide Energy and Manufacturing USA, Inc. a Colorado corporation (the “Company”), the purchasers signatory hereto (each a “Purchaser” and together the “Purchasers”) and Sichenzia Ross Friedman Ference LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

W I T N E S S E T H:

WHEREAS, the Purchasers will be purchasing from the Company, severally and not jointly with the other Purchasers, in the aggregate, up to $1,000,000 of shares of Common Stock and Warrants of the Company on the Closing Date as set forth in the Securities Purchase Agreement, dated as of the date hereof, between the Purchasers and the Company (the “Purchase Agreement”), which securities will be issued under the terms contained herein and in the Purchase Agreement; and

WHEREAS, it is intended that the sale of the securities pursuant to the Purchase Agreement shall be consummated in accordance with the requirements set forth in Regulation D promulgated under the Securities Act of 1933, as amended; and

WHEREAS, the Company may be obligated to deliver to each Purchaser such number of Make Good Shares pursuant to the terms herein;

WHEREAS, the Company and the Purchasers have agreed that up to 222,223 shares of Common Stock shall be deposited by the Company in escrow with the Escrow Agent pursuant to the terms herein; and

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Make Good Shares in escrow upon the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

TERMS OF THE ESCROW

The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Make Good Shares.

1.           Appointment of Escrow Agent. The Company and the Purchasers hereby appoint Sichenzia Ross Friedman Ference LLP as Escrow Agent to act in accordance with the terms and conditions set forth in this Escrow Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.           Establishment of Escrow. On or before April 22, 2010, the Company shall issue and deliver, or cause to be delivered, to the Escrow Agent a number of shares of Common Stock equal to the number of Shares purchased by the Purchasers pursuant to the Purchase Agreement (the “Make Good Shares”) in certificated form, along with medallion guaranteed stock powers (or such other signed instrument of transfer acceptable to the Company’s transfer agent to enable the transfer of such Make Good Shares in accordance with Section 4).  The Company and the Purchasers hereby agree that the Company’s obligation to transfer shares of Common Stock to Purchasers pursuant to the terms of the Purchase Agreement and this Escrow Agreement shall not continue to run to the benefit of any Purchaser who shall have transferred or sold all or any portion of its Shares.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers as follows:

a.           The Make Good Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances.  Upon any transfer of Make Good Shares to Purchasers hereunder, Purchasers will receive full right, title and authority to the Make Good Shares as holders of Common Stock.

b.           Performance of this Escrow Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

4.           Disbursement of Make Good Shares.

a.           The Company shall achieve at least $4,000,000 in Adjusted EBITDA, on a consolidated basis with each of the Subsidiaries for the fiscal year ending December 31, 2010, as disclosed in the Company’s Form 10-K for the fiscal year ending December 31, 2010 (the “2010 EBITDA Milestone”, the date of disclosure of such 2010 EBITDA Milestone, including any permitted extensions, the “2010 EBITDA Milestone Date” and such 10-K, the “2010 10-K”).  If the Company fails to achieve the 2010 EBITDA Milestone, then, in accordance with the terms of this Escrow Agreement, the Escrow Agent will transfer to the Purchasers from such escrow account, on a pro-rata basis (based on such Purchaser’s Subscription Amount and the aggregate Subscription Amount under the Purchase Agreement), an aggregate number of shares of Common Stock equal to the following formula:

E	Minus	C
((A / B) X D)

For the purposes of the foregoing formula:

A = 2010 Adjusted EBITDA
B = 2010 EBITDA Milestone
C = Total number of Shares issued to the Purchasers
D = $4.50
E = Total Subscription Amount

In the event that the Company fails to file the 2010 10-K with the Commission on or before the last date that such form is required to be filed (after any permitted extensions under the Exchange Act), the Company shall be irrevocably deemed to have failed to achieve the 2010 EBITDA Milestone, and the 2010 EBITDA Milestone Date shall be deemed to be the last date that the Company was permitted to file the 2010 10-K (after any permitted extensions under the Exchange Act).  In addition, notwithstanding anything herein to the contrary, in the event that the Company reports an Adjusted EBITDA for the fiscal year ending December 31, 2010 of $2,000,000 or less or the Company fails to file its 2010 10-K with the Commission on or before the last date that such form is required to be filed (after any permitted extensions under the Exchange Act), all of the Make Good Shares shall be issued pro-rata to the Purchasers (based on such Purchaser’s Subscription Amount and the aggregate Subscription Amount under the Purchase Agreement)

(b)      On or before April 22, 2010, the Company shall issue and deliver Make Good Shares to the Escrow Agent for deposit in the escrow account pursuant to this Escrow Agreement.

 (c)           The parties hereto acknowledge that, as of the date hereof and pursuant to the 2008 Share Escrow Agreement, Company counsel as escrow agent holds in escrow 1,620,954 shares of Common Stock that were deposited by Jimmy and Mindy Wang (such shares, “2008 Escrow Shares”) and the parties agree that the 2008 Escrow Shares shall not constitute Make Good Shares for purposes of the Purchase Agreement and this Escrow Agreement.  For purposes herein, “2008 Share Escrow Agreement” means the Escrow Agreement, dated as of June 23, 2008, by and among the Company, the purchasers signatory thereto, Jimmy and Mindy Wang, and Company Counsel as escrow agent.

(d)           Within five days after the determination of the number of Make Good Shares to which the Purchasers are entitled calculated in the manner set forth above, the Purchasers and the Company shall give joint written instructions to the Escrow Agent and the Escrow Agent shall, within five Business Days after receipt of such written instructions, deliver to the Purchasers on a “pro rata” basis (based on such Purchaser’s Subscription Amount and the aggregate Subscription Amount under the Purchase Agreement) such number of Make Good Shares.  If none or less than all of the Make Good Shares are delivered to the Purchasers, the Escrow Agent shall return the undistributed Make Good Shares to the Company pursuant to the joint instructions of the Purchasers and the Company.

(e)          Notwithstanding anything to the contrary set forth herein, only those Purchasers who own the Shares issued hereunder and remain shareholders of the Company at the time that any of the Make Good Shares become deliverable hereunder shall be entitled to their pro rata portion of the Make Good Shares calculated based on their ownership interest at the time when the applicable Make Good Shares become deliverable

(f)    For clarity and avoidance of doubt, all references to share prices and shares of Common Stock in this Section shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Escrow Agreement

5.           Duration. This Escrow Agreement shall terminate on the distribution of all the Make Good Shares to either the Purchasers or back to the Company, as the case may be.  The Company agrees to provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6.           Make Good Shares.  If any Make Good Shares are deliverable to the Purchasers pursuant to the Purchase Agreement and in accordance with this Escrow Agreement, (i) the Company covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Make Good Shares from the Company to the Purchasers and (ii) following its receipt of the documents referenced in Section 6(i), the Company covenants and agrees to promptly reissue such Make Good Shares in the applicable Purchaser’s name and deliver the same as directed by such Purchaser.  Until such time as (if at all) the Make Good Shares are required to be delivered pursuant to the Purchase Agreement and in accordance with this Escrow Agreement, any dividends payable in respect of the Make Good Shares and all voting rights applicable to the Make Good Shares shall be retained by the Company.  Should the Escrow Agent receive dividends or voting materials, such items shall be passed immediately on to the Company and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Company.

7.           Interpleader.  Should any controversy arise among the parties hereto with respect to this Escrow Agreement or with respect to the right to receive the Make Good Shares, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York, and the Make Good Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Escrow Agreement with respect to the Make Good Shares and any other obligations hereunder.

8.           Exculpation and Indemnification of Escrow Agent

a.           Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise.  Escrow Agent acts under this Escrow Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein.  Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document.  Except for this Escrow Agreement and instructions to Escrow Agent pursuant to the terms of this Escrow Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.  Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct.  Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

b.           The Company hereby indemnifies and holds harmless the Escrow Agent and any of its principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Escrow Agreement or the services of Escrow Agent  hereunder; except, that if Escrow Agent is guilty of willful misconduct, gross negligence or fraud under this Escrow Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, gross negligence or fraud.  Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing.  For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section shall survive the termination of this Escrow Agreement.

9.           Records.  Escrow Agent shall maintain accurate records of all transactions hereunder.  Promptly after the termination of this Escrow Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

10.           Notice.  All notices, communications and instructions required or desired to be given under this Escrow Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature page hereto.

11.           Execution in Counterparts.  This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.           Assignment and Modification.  This Escrow Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto and the Purchasers.  Subject to the foregoing, this Escrow Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.  No other person will acquire or have any rights under, or by virtue of, this Escrow Agreement.  No portion of the Make Good Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Escrow Agreement.  This Escrow Agreement may be amended or modified only in writing signed by all of the parties hereto

MISCELLANEOUS

13.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

13.2   This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

13.3   This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.  Except as expressly set forth herein, all fees and expenses of the Escrow Agent in connection with this Escrow Agreement and the performance of its duties hereunder shall be paid by the Company.

13.4  Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

13.5   The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

13.6   The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

13.7   The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

13.8   The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

13.9 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

13.10 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

13.11 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers.  In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

13.12 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13.13 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore

13.14 The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

13.15 The Escrow Agent shall be permitted to act as counsel for the Company in any transaction and/or dispute including any dispute between the Company and the Purchasers, whether or not the Escrow Agent is then holding the documents or escrow funds held by the Escrow Agent hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.
By:__________________________________________ Name: Jimmy Wang Title: Chief Executive Officer
With a copy to (which shall not constitute notice):
ESCROW AGENT:
SICHENZIA ROSS FRIEDMAN FERENCE LLP
By:__________________________________________ Name: Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[SIGNATURE PAGE OF PURCHASERS TO WEMU ESCROW AGREEMENT]

Name of Investing Entity: _________________________________________________
Signature of Authorized Signatory of Investing entity: __________________________
Name of Authorized Signatory: _____________________________________________
Title of Authorized Signatory: ______________________________________________